EXHIBIT 10.2

Execution Copy

BORROWER PLEDGE AGREEMENT

THIS BORROWER PLEDGE AGREEMENT (this “Pledge Agreement”), dated as of July 18, 2005, among AAI CORPORATION, a Maryland corporation (the “Borrower”), the Subsidiaries of the Borrower signatory hereto and each other subsidiary of the Borrower hereafter a party hereto (each a “Subsidiary Pledgor” and collectively the “Subsidiaries Pledgors”; Borrower, each Subsidiary Pledgor and each other Subsidiary hereafter becoming a party hereto shall be collectively known as the “Pledgors”, and individually as “Pledgor”), in favor of SUNTRUST BANK, a Georgia banking corporation, as Administrative Agent (the “Administrative Agent”), on its behalf and on behalf of the other banks and lending institutions (the “Lenders”) from time to time party to the Revolving Credit Agreement, dated as of the date hereof, by and among the Borrower, United Industrial Corporation the Administrative Agent, the Lenders, and SunTrust Bank, as Issuing Bank and as Swingline Lender (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to establish a revolving credit facility to the Borrower;

WHEREAS, it is a condition precedent to the obligations of the Administrative Agent, the Issuing Bank, the Swingline Lender, and the Lenders under the Credit Agreement that each Pledgor grant to Administrative Agent a security interest in all of its Pledged Collateral (as defined below), and each Pledgor wishes to fulfill said condition precedent;

WHEREAS, the Pledgors are the record and beneficial owners of all of the issued and outstanding shares of common stock listed on Part A of Schedule I attached hereto (the “Pledged Shares”) and are the record and beneficial owners of all membership interests listed on Part B of Schedule I attached hereto (the “Pledged Membership Interests”), such Pledged Shares and Pledged Membership Interests being all of the Capital Stock of the Pledgors’ Domestic Subsidiaries and 65% of the voting Capital Stock and 100% of the non-voting Capital Stock of the Pledgors’ Non-U.S. Subsidiaries;

WHEREAS, the Pledgors are the record and beneficial owners of the promissory notes and instruments described on Schedule II attached hereto (the “Pledged Notes”); and

NOW, THEREFORE, in order to induce Lenders to extend the Loans and the Issuing Bank to issue Letters of Credit and to make the financial accommodations as provided for in the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Defined Terms.  All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement.

2.  Pledge.  Each Pledgor hereby pledges to the Administrative Agent, for its benefit and the benefit of Lenders and each party to a Hedging Transaction incurred to limit interest rate or fee fluctuation with respect to the Loans and Letters of Credit if at the date of entering into such Hedging Transaction such person was a Lender or an Affiliate of a Lender and such person executes and delivers to the Administrative Agent a letter agreement in form and substance acceptable to the Administrative Agent pursuant to which such person (i) appoints the Administrative Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Article IX and X of the Credit Agreement (each such person a “Specified Hedge Provider”, the Administrative Agent, the Lenders and the Specified Hedge Providers, collectively, referred to herein as the “Secured Parties” and each a “Secured Party”) and grants to the Administrative Agent, for its benefit and the benefit of the Secured Parties, a first priority security interest in all of such Pledgor’s right, title and interest in, to and under the following property, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Pledgor (collectively, the “Pledged Collateral”):

(a)                                  The Pledged Shares and the certificates representing the Pledged Shares, and, except as expressly provided for in Section 8 hereof, all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

(b)                                 Any stock or other securities acquired by any Pledgor or such Pledgor’s designees with respect to, incident to or in lieu of the Pledged Shares or with respect to, incident to or in lieu of the Pledged Collateral (x) due to any dividend, stock-split, stock dividend or distribution on dissolution, or partial or total liquidation, or for any other reason, (y) in connection with a reduction of capital, capital surplus or paid-in-surplus or (z) in connection with any spin-off, split-off, reclassification, readjustment, merger, consolidation, sale of assets, combination of shares or any other plan of distribution affecting of the those companies listed on Schedule I;

(c)                                  Any subscription or other rights or options issued in connection with the Pledged Shares, and, if exercised by any Pledgor, all new shares or other securities so acquired by such Pledgor, which shall promptly be assigned and delivered to the Administrative Agent and held under the terms of this Pledge Agreement in the same manner as the Pledged Shares originally pledged hereunder;

(d)                                 Any and all proceeds, monies, income and benefits arising from or by virtue of, and all dividends and distributions (cash or otherwise) payable or distributable with respect to, all or any of the Pledged Shares or other securities and rights and interests described in this Section 2, except as expressly provided for in Section 8 hereof;

(e)                                  The Pledged Membership Interests, if any, and any certificates at any time representing the Pledged Membership Interests, [it being understood that the Pledged

Membership Interests are, as of the date hereof, uncertificated,] and all cash, securities, dividends, rights, and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Membership Interests;

(f)                                    All of such Pledgor’s right, title and interest as a member in each limited liability company listed on Part B of Schedule I (the “LLCs”), whether now owned or hereafter acquired, including all of such Pledgor’s right, title and interest in, to and under the limited liability company agreements described on Part B of Schedule I (as such agreements have heretofore been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, collectively, the “LLC Agreements”) to which it is a party (including, the right to vote with respect to and to manage and administer the business of such LLCs) together with all other rights, interests, claims and other property of such Pledgor in any manner arising out of or relating to its membership interest in the LLCs, whatever their respective kind or character, whether they are tangible or intangible property, and wheresoever they may exist or be located, and further including, without limitation, (1) all rights of such Pledgor to receive distributions of any kind, in cash or otherwise, due or to become due under or pursuant to each such LLC Agreement or otherwise in respect of such LLCs, (2) all rights of such Pledgor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to each such LLCs, (3) all claims of such Pledgor for damages arising out of, or for the breach of, or for a default under, each such LLC Agreement, (4) any certificated or uncertificated security evidencing any of the foregoing issued by such LLCs to such Pledgor, (5) any interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such Pledgor’s interest as a member in the LLCs and (6) to the extent not included in the foregoing, all proceeds of any and all of the foregoing; provided, however, that notwithstanding anything herein to the contrary;

(i)                                     Each Pledgor shall remain liable under the LLC Agreements to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Pledge Agreement had not been executed;

(ii)                                  The exercise by the Administrative Agent of any of its rights hereunder shall not release any Pledgor from any of its duties or obligations under the LLC Agreements (other than to the extent a Pledgor is precluded from performing such duties solely as a result of the Administrative Agent’s having exercised such rights or remedies);

(iii)                               The Administrative Agent shall not have any obligation or liability under the LLC Agreements by reason of this Pledge Agreement, nor shall the Administrative Agent be obligated to perform any of the obligations or duties of the Pledgors thereunder, to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by the Pledgors or the sufficiency of any performance by any party under any such LLC Agreement, or to take any action to collect or enforce any claim for payment assigned hereunder; and

(iv)                              Without limiting the generality of the foregoing, neither the grant of the security interest in the Pledged Collateral in favor of the Administrative Agent as provided herein nor the exercise by the Administrative Agent of any of its rights hereunder nor any action by the Administrative Agent in connection with a foreclosure on the Pledged Collateral shall be deemed to constitute the Administrative Agent or any other Secured Party a member of any limited liability company;

(g)                                 The Pledged Notes and the instruments and other documents representing the Pledged Notes, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for the Pledged Notes; and

(h)                                 All additional promissory notes from time to time acquired by such Pledgor in any manner and the instruments and other documents representing such promissory notes and all interest, cash, instruments and other property, or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such promissory notes.

3.  Security For Secured Obligations.  This Pledge Agreement and the Pledged Collateral secure the prompt payment, in full when due, whether at stated maturity, by acceleration or otherwise, and performance of (i) with respect to the Borrower, all Obligations of Borrower under the Credit Agreement and the other Loan Documents (whether for principal, interest, fees, expenses, indemnity or reimbursement payments, or otherwise, as provided in the Credit Agreement or such other Loan Documents), (ii) with respect to the Subsidiary Pledgors, all obligations of each such Subsidiary Pledgor under the Subsidiary Guaranty Agreement and all other Loan Documents to which such Pledgor is a party to (whether for principal, interest, fees, expenses, indemnity or reimbursement payments, or otherwise, as provided in the Credit Agreement or such other Loan Documents), (iii) all renewals, extensions, refinancings and modifications thereof, and (iv) all interest, charges, expenses, fees, attorneys’ fees and other sums required to be paid by any Pledgor under the Credit Agreement, under this Pledge Agreement or under any of the other Loan Documents (collectively, the “Secured Obligations”).

4.  Delivery Of Pledged Collateral.  All certificates, promissory notes and instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Administrative Agent pursuant hereto. All Pledged Shares and Pledged Membership Interests shall be accompanied by duly executed, undated instruments of transfer or assignment endorsed in blank, all in form and substance satisfactory to the Administrative Agent and, if the Administrative Agent so requests, with signatures guaranteed by a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States.  All Pledged Notes shall be endorsed by the applicable Pledgor.  Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right, at any time in its discretion and without notice to any Pledgor, to transfer to or to register in the name of the Administrative Agent or any of its nominees any or all of the Pledged Shares or Pledged Membership Interests.  In addition, the Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Shares or Pledged Membership Interests for certificates or instruments of smaller or larger denominations.

5.  Representations and Warranties.  Each Pledgor represents and warrants to the Secured Parties as follows:

(a)                                  Each Pledgor is, and at the time of delivery of the Pledged Shares and Pledged Membership Interests to the Administrative Agent pursuant to Section 4 hereof will be, the sole holder of record and the sole beneficial owner of the Pledged Collateral pledged by such Pledgor, free and clear of any Lien thereon or affecting the title thereto except for Permitted Encumbrances.

(b)                                 All of the Pledged Shares and Pledged Membership Interests have been duly authorized, validly issued and are fully paid and non-assessable and all documentary, stamp, or other taxes or fees owing in connection with the issuance, transfer and/or pledge thereof hereunder have been paid and will be hereafter paid by each Pledgor as same becomes due and payable.

(c)                                  No dispute, counterclaim or defense exists with respect to all or any part of the Pledged Collateral.

(d)                                 Each Pledgor has the requisite corporate authority to pledge, assign, transfer, deliver, deposit and set over its Pledged Collateral to the Administrative Agent as provided herein.

(e)                                  There are no restrictions, other than applicable laws and regulations affecting the offering and sales of securities generally, upon the transfer, hypothecation or pledge of any of the Pledged Collateral.

(f)                                    None of the Pledged Shares or Pledged Membership Interests have been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

(g)                                 Part A of Schedule I hereto lists the authorized shares of common stock, the par value thereof and the number of issued and outstanding shares of common stock of each issuer of Pledged Shares.  As of the date hereof, (i) no subscription, warrant, option or other rights to purchase or acquire any shares of any class of capital stock of any issuer of Pledged Shares is authorized and outstanding, and (ii) there is no commitment by any issuer of Pledged Shares to issue any such shares, warrants, options or other such rights or securities.

(h)                                 Part B of Schedule I hereto lists all of the issued and outstanding membership interests of each issuer of Pledged Membership Interests.  As of the date hereof, (i) no subscription, warrant, option or other rights to purchase or acquire any membership interests of any issuer of Pledged Membership Interests is authorized and outstanding, and (ii) there is no commitment by any issuer of Pledged Membership Interests to issue any such warrants, options or other such rights or securities.

(i)                                     The pledge by each Pledgor of its Pledged Collateral is not in contravention of any law or of any agreement to which such Pledgor is party or by which such Pledgor is otherwise bound, and no consent, approval, authorization or other order of, or other action by, any Person or notice to or filing with, any Person is required (x) for the pledge by such Pledgor of the Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by such Pledgor or (y) for the exercise by the Administrative Agent of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement (except as may be required in connection with any disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally).

(j)                                     The pledge, assignment and delivery of the Pledged Collateral together with duly executed, undated instruments of transfer or assignment endorsed in blank pursuant to this Pledge Agreement will create a valid first priority Lien on and a first priority perfected security interest in the Pledged Collateral and the proceeds thereof, securing the payment of the Secured Obligations and no filing or other action is necessary to perfect or protect such security interest, except that (i) the filing of a financing statement, the taking of possession or some other action may be required under Section 9-315 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”) to perfect a security interest in certain proceeds of the Pledged Collateral that do not constitute Pledged Shares or other securities or instruments and (ii) the filing of a financing statement under Sections 9-312 and 9-314 of the UCC may be required to perfect a security interest in any Pledged Collateral that constitutes “investment property” (other than the Pledged Shares) with respect to which the Administrative Agent does not have “control” (as such terms are defined in the UCC).

(k)                                  All of the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, are incorporated herein by this reference and deemed to be made herein by each Pledgor for purposes of this Pledge Agreement.

(l)                                     Each of the Pledged Notes purported to be pledged hereunder is the legal, valid and binding obligation of the obligor thereof, enforceable in accordance with its terms; each of the Pledged Notes has been duly authorized, authenticated or issued and delivered by the issuer thereof, and no such issuer is in default thereunder.  Except as disclosed on Schedule II hereto, none of the Pledged Notes are subordinated in right of payment to other indebtedness (except for the Secured Obligations) or subject to the terms of an indenture.

(m)                               This Pledge Agreement has been duly authorized, executed and delivered by each Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms.

The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Pledge Agreement.

6.  Covenants.  Each Pledgor covenants and agrees that from and after the date of this Pledge Agreement and until the payment and performance in full of all of the Secured Obligations of such Pledgor:

(a)                                  Such Pledgor shall not sell, assign, transfer, pledge or otherwise encumber any of its rights in or to its Pledged Collateral or any unpaid dividends or other distributions or payments with respect thereto except pursuant to this Pledge Agreement.

(b)                                 Such Pledgor will not cause or permit any issuer of Pledged Shares or Pledged Membership Interests to issue or grant any warrants, stock options of any nature or other instruments convertible into membership interests or shares of any class of capital stock or additional membership interests or shares of capital stock or sell or transfer any membership interests or treasury stock.

(c)                                  Such Pledgor will, at its own cost and expense, promptly execute, acknowledge and deliver all such instruments and take all such action as the Administrative Agent from time to time may reasonbly request in order to perfect and protect the Lien granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to the Pledged Collateral.

(d)                                 Such Pledgor has and will, at its own cost and expense, defend the title to its Pledged Collateral and the Liens of the Administrative Agent thereon against the claim of any Person and will maintain and preserve such Liens.

(e)                                  Such Pledgor will pay all taxes, assessments and charges levied, assessed or imposed upon its Pledged Collateral before the same become delinquent or become Liens upon any of its Pledged Collateral except where the same may be contested in good faith by appropriate proceedings and as to which adequate reserves have been provided.

7.  Adjustments and Distributions Concerning Pledged Collateral.  Should the Pledged Collateral, or any part thereof, ever be converted in any manner by any Pledgor into another type of property or any money or other proceeds ever be paid or delivered to any Pledgor as a result of such Pledgor’s rights in the Pledged Collateral, then in any such event (except as expressly provided in Section 8 hereof), all such property, money and other proceeds shall promptly be and become part of the Pledged Collateral, and each Pledgor covenants and agrees to forthwith pay and deliver all money so received to the Administrative Agent, for the benefit of the Secured Parties, as Pledged Collateral hereunder in accordance with the provisions of the Credit Agreement; and, if the Administrative Agent deems it necessary and so requests, to properly endorse, assign or transfer any and all such other proceeds to the Administrative Agent and to deliver to the Administrative Agent any and all such other proceeds which require perfection by possession under the UCC.  With respect to any of such property of a kind requiring an additional security agreement, financing statement or other writing to perfect a security interest therein in favor of the Administrative Agent, each Pledgor will forthwith execute and deliver to the Administrative Agent, or cause to be executed and delivered to the Administrative Agent, whatever the Administrative Agent shall reasonably deem necessary or proper for such purposes.

8.  Pledgors’ Rights; Termination Of Rights.

(a)                                  As long as no Event of Default shall have occurred and be continuing:

(i)                                     Each Pledgor shall have the right, from time to time, to vote and give consents with respect to its Pledged Collateral or any part thereof for all purposes permitted by the Credit Agreement or any other Loan Documents; provided, that, without limitation of the foregoing, no vote shall be cast, and no consent shall be given or action taken by any Pledgor without the prior written consent of the Administrative Agent that would authorize or effect (except if and to the extent expressly permitted by the Credit Agreement): (A) the dissolution or liquidation, in whole or in part, of any issuer of the Pledged Collateral, (B) the consolidation or merger of any issuer of the Pledged Collateral with any other Person (other than any Pledgor), (C) the sale, disposition or encumbrance of any portion of the assets of any issuer of the Pledged Collateral or any business or division thereof, (D) any change in the authorized number of shares or membership interests, the stated capital or the authorized shares or member interest capital of any issuer of the Pledged Collateral or the issuance of any additional shares of capital stock or membership interests thereof, or (E) the alteration of the voting rights with respect to the capital stock or membership interests of any issuer of the Pledged Collateral;

(ii)                                  Each Pledgor shall be entitled, from time to time, to collect and receive for its own use all dividends, distributions and other amounts paid in respect of its Pledged Collateral to the extent not in violation of the Credit Agreement other than any and all:  (A) dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any of its Pledged Collateral, (B) dividends and other distributions paid or payable in cash in respect of any of its Pledged Collateral in connection with a partial or total liquidation, dissolution or a reduction in capital, capital surplus or paid in capital, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any of its Pledged Collateral; provided, that until actually paid all rights to such dividends shall remain subject to the Lien created by this Pledge Agreement.

(b)                                 All dividends (other than such cash dividends as are permitted to be paid to the Pledgors in accordance with Section 8(a)(ii) above) and all other distributions in respect of any of the Pledged Shares, Pledged Membership Interests or Pledged Notes, whenever paid or made, shall be delivered to the Administrative Agent to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of such Pledgor, and be forthwith delivered promptly to the Administrative Agent as Pledged Collateral of such Pledgor in the same form as so received (with any necessary endorsement or assignment).

(c)                                  Upon the occurrence of an Event of Default and during the continuation thereof, all of Pledgors’ rights to exercise voting and other consensual rights pursuant to Section 8(a)(i) hereof and all of Pledgors’ rights to receive any cash dividends and distributions pursuant to Section 8(a)(ii) hereof shall cease and all such rights shall thereupon become vested in the Administrative Agent, for the benefit of the Secured Parties, who shall have the sole and exclusive right to exercise the voting and other consensual rights which the Pledgors would otherwise be authorized to exercise pursuant to Section 8(a)(i) hereof and to receive and retain the dividends and distributions which the Pledgors would otherwise be authorized to receive and retain pursuant to Section 8(a)(ii) hereof.  Upon the occurrence of an Event of Default and during the continuation thereof, each Pledgor shall pay over to the Administrative Agent, for the benefit of the Secured Parties, any dividends received by such Pledgor with respect to its Pledged Collateral and any and all money and other property paid over to or received by the Administrative Agent shall be retained by the Administrative Agent, for the benefit of the Secured Parties, as Pledged Collateral hereunder and shall be applied in accordance with the terms of the Credit Agreement.

9.  Default.  The Pledgors shall be in default under this Pledge Agreement upon the happening of any of the following events or conditions (hereinafter referred to as an “Event of Default”):

(i)                                     The occurrence of an Event of Default as defined in the Credit Agreement;

(ii)                                  The filing of any financing statement with regard to the Pledged Collateral, other than relating to or permitted by this Pledge Agreement, or the attachment of any additional Lien or security interest to any portion of the Pledged Collateral, for the benefit of any Person other than the Administrative Agent; and

(iii)                               Failure of any Pledgor to observe any of its respective covenants set forth in this Pledge Agreement.

10.  Remedies Upon An Event Of Default.

(a)                                  Upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent may exercise all rights of a secured party under the UCC (whether or not the UCC applies to the affected collateral).  In addition, the Administrative Agent is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, exercise the voting rights with respect thereto, collect and receive all cash dividends and other distributions made thereon, sell in one or more sales after five (5) days’ notice of the time and place of any public sale or of the time after which a private sale is to take place (which notice each Pledgor agrees is commercially reasonable), but without any previous notice or advertisement, the whole or any part of the Pledged Collateral and otherwise act with respect to the Pledged Collateral as though the Administrative Agent was the legal and record owner thereof.  Each Pledgor hereby irrevocably constitutes and appoints the Administrative Agent, for the benefit of the Secured Parties, as the proxy and attorney-in-fact of such Pledgor with respect to the Pledged Collateral, with full power of substitution to exercise any of the rights provided in the preceding sentence; provided, that the Administrative Agent shall not have any duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so.  Any sale shall be made at a public or private sale at the Administrative Agent’s offices or elsewhere to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as the Administrative Agent may deem fair, and any Secured Party may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of any Pledgor or any right of redemption, which each Pledgor hereby waives to the extent permitted by applicable law.  Each sale shall be made to the highest bidder, but the Administrative Agent reserves the right to reject any and all bids at such sale which, in its discretion, it shall deem inadequate.  Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of the Administrative Agent.

(b)                                 If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Secured Obligations, or if the Pledged Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to the Administrative Agent, in its discretion, the unlikelihood of the proceeds of the sales of the whole of the Pledged Collateral being sufficient to discharge all the Secured Obligations, the Administrative Agent may, on one or more occasions and in its discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, that any sale or sales made after such postponement shall be after five (5) days’ notice from the Administrative Agent to any such Pledgor.

(c)                                  If, at any time that the Administrative Agent shall determine to exercise its rights to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as amended (the “Act”), the Administrative Agent may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as the Administrative Agent may deem necessary or advisable, but subject to the other requirements of this Section 9, and shall not be required to effect such registration or to cause the same to be effected.  Without limiting the generality of the foregoing, in any such event the Administrative Agent in its discretion (i) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under said Act (or similar statute), (ii) may approach and negotiate with a single possible purchaser to effect such sale, (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral or part thereof, and (iv) may place all or any part of the Pledged Collateral with an investment banking firm for private placement, which firm shall be entitled to purchase all or any part of the Pledged Collateral for its own account.  If any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act (or similar statute), then the Administrative Agent shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions (i) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale,

(ii) as to the content of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof, (iii) as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person’s access to financial information about any Pledgor or any of its subsidiaries so sold and such Person’s intentions as to the holding of the Pledged Collateral so sold for investment, for its own account, and not with a view to the distribution thereof, and (iv) as to such other matters as the Administrative Agent may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the UCC and other laws affecting the enforcement of creditors’ rights and the Act and all applicable state securities laws.

(d)                                 Each Pledgor acknowledges that, notwithstanding the legal availability of a private sale or a sale subject to the restrictions described above in paragraph (c), the Administrative Agent may, in its discretion, elect to register any or all the Pledged Collateral under the Act (or any applicable state securities law).  Each Pledgor, however, recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof.  Each Pledgor also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the registrant to register such securities for public sale under the Act, or under applicable state securities laws, even if each Pledgor would agree to do so.

(e)                                  Any cash held by the Administrative Agent as Pledged Collateral and all cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable to the Administrative Agent pursuant to Section 12 hereof) in whole or in part by the Administrative Agent for the benefit of the Secured Parties in their individual and various agency capacities and any other holder of any Secured Obligations against, all or any part of the Secured Obligations in accordance with the terms hereof.  Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the Pledgors or to whomsoever may be lawfully entitled to receive such surplus.

(f)                                    Each Pledgor agrees that following the occurrence and during the continuation of an Event of Default it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Pledge Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and each Pledgor waives the benefit of all such laws to the extent it lawfully may do so.  Each Pledgor agrees that it will not interfere with any right, power and remedy of the Administrative Agent provided for in this Pledge Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the

Administrative Agent of any one or more of such rights, powers, or remedies.  No failure or delay on the part of the Administrative Agent to exercise any such right, power or remedy and no notice or demand which may be given to or made upon any Pledgor by the Administrative Agent with respect to any such remedies shall operate as a waiver thereof, or limit or impair the Administrative Agent’s right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against any Pledgor in any respect.  Except for gross negligence or willful misconduct, each Pledgor waives all claims, damages and demands against the Administrative Agent arising out of the repossession, retention or sale of the Pledged Collateral.

11.  Power Of Attorney.  Each Pledgor appoints the Administrative Agent, or any other Person whom the Administrative Agent may designate, as each Pledgor’s true and lawful attorney-in-fact, with, upon the occurrence of an Event of Default, power to endorse each Pledgor’s name on any checks, notes, acceptances, money orders, drafts or other form of payment or security representing a portion of the Pledged Collateral that may come into the Administrative Agent’s possession and to do all things necessary to carry out the terms of this Pledge Agreement.  Each Pledgor ratifies and approves all such acts of such attorney-in-fact.  Except gross negligence or willful misconduct, neither the Administrative Agent nor any other Person designated by the Administrative Agent as attorney-in-fact hereunder will be liable for any acts or omissions, nor for any errors of judgment or mistakes of fact or law.  This power, coupled with an interest, is irrevocable until the payment if full of all Secured Obligations of each Pledgor.

12.  Administrative Agent’s Right To Take Action.  In the event that any Pledgor fails or refuses promptly to perform any of its obligations set forth herein, including, without limitation, its obligation pursuant to Section 6(e) hereof to pay taxes, assessments and other charges levied, assessed or imposed on the Pledged Collateral, or otherwise fails or refuses to pay any amount necessary for the preservation and protection of the Pledged Collateral, the Administrative Agent shall have the right, without obligation, by notice to the Pledgors, to do all things it deems necessary or advisable to discharge the same (including, without limitation, to pay any such taxes, assessments, charges or other sums, together with interest and penalties thereon) and any sums paid by the Administrative Agent, or the cost thereof, including, without limitation, reasonable attorneys’ fees, shall be reimbursed by the Pledgors, to the Administrative Agent on demand and, until so reimbursed, shall bear interest at the highest rate chargeable under Section 2.12(c) of the Credit Agreement.

13.  Expenses.  The Pledgors shall, jointly and severally, pay (i) all reasonable costs, expenses, taxes and fees incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Pledge Agreement and all certificates, opinions and other documents relating to these transactions, including, without limitation, the reasonable disbursements and professional fees of King & Spalding LLP, counsel to the Administrative Agent, in all cases whether or not the transaction contemplated hereby shall be consummated; (ii) all costs, expenses, taxes and fees incurred by the Administrative Agent in connection with the perfection, registration, maintenance, administration, custody and preservation of the Pledged Collateral, including, without limitation, with respect to any and all stamp, intangible or other taxes that may be payable or determined in the future to be payable in connection with this Pledge Agreement and all other documents executed or delivered in connection herewith, and relating to releases and consents; and (iii) all costs, expenses, taxes and fees incurred by any of the Secured Parties in connection with or after the occurrence of any Event of Default, including, without limitation, in connection with (a) the negotiation, preparation, execution and delivery of any waiver, amendment or consent by the Secured Parties, (b) the negotiation of any restructuring or workout transaction, and the preparation, execution and delivery of any documents prepared in connection therewith, and (c) enforcement or foreclosure with respect to this Pledge Agreement, in all such cases such costs, expenses, taxes and fees shall include, without limitation, the reasonable disbursements and reasonable professional fees actually incurred of counsel to any Secured Party.  To the extent that any such fees and expenses are subject to value added taxes, such taxes will be paid by the Pledgors.  To the extent reimbursement is sought pursuant to this Section 13 or any other document executed pursuant hereto, the Secured Parties shall submit to the Pledgors a statement of expenses to be paid by the Pledgors.  Such expenses shall be due and payable within thirty (30) days of the date of the original statement to the extent that such Secured Party is entitled to such reimbursement.

14.  Indemnity.  The Pledgors, jointly and severally, will indemnify and hold harmless each of the Secured Parties and each of their respective employees, representatives, officers and directors from and against any and all claims, liabilities, investigations, losses, damages, actions, and demands by any party against the Secured Parties or any of them resulting from any breach or alleged breach by any Pledgor of any representation or warranty made hereunder, or otherwise arising out of this Pledge Agreement, unless, with respect to any of the above, any of the Secured Parties are finally judicially determined to have acted or failed to act with gross negligence or willful misconduct.  This Section 14 shall survive termination of this Pledge Agreement.

15.  Limitation On the Administrative Agent’s Duty In Respect Of Pledged Collateral.  The Administrative Agent shall use reasonable care with respect to the Pledged Collateral in its possession or under its control. The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Pledged Collateral or any income thereon, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Administrative Agent, or any other Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Pledged Collateral.  The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property.

16.  Security Interest Absolute.  All rights of the Administrative Agent and security interests hereunder, and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of:

(a)                                  any lack of validity or enforceability of the Loan Documents;

(b)                                 any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations, or any other amendment or waiver of or any consent to any departure from the Loan Documents including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to any Pledgor or any of its Subsidiaries or otherwise;

(c)                                  any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

(d)                                 any manner of application of collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any collateral for all or any part of the Secured Obligations or any other assets of any Pledgor or any of its Subsidiaries;

(e)                                  any change, restructuring or termination of the corporate structure or existence of any Pledgor or any of its Subsidiaries; or

(f)                                    any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Pledgor or a third party pledgor.

17.  Reinstatement.  This Pledge Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Pledgor for liquidation or reorganization, should any Pledgor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Pledgor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

18.  Successors And Assigns.  This Pledge Agreement and all obligations of each Pledgor hereunder shall be binding upon the successors and assigns of such Pledgor (including any debtor-in-possession on behalf of such Pledgor) and shall, together with the rights and remedies of the Administrative Agent, for the benefit of the Secured Parties, hereunder, inure to the benefit of the Administrative Agent, the other Secured Parties, all future holders of any instrument evidencing any of the Secured Obligations and their respective successors and assigns.  No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to the Administrative Agent, for the benefit of the Secured Parties, hereunder.  No Pledgor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Pledge Agreement.

19.  Waivers; Amendment.

(a)                                  No failure or delay by any Secured Party of any kind in exercising any power, right or remedy hereunder and no course of dealing between any Pledgor on the one hand and the administrative Agent or the holder of any Note on the other hand shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy hereunder or under any other Loan Document, or any abandonment or discontinuance of steps to enforce such a power, right or remedy, preclude any other or further exercise thereof or the exercise of any other power, right or remedy.  The rights and of the Secured Parties hereunder and of the Lenders under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Pledge Agreement or consent to any departure by any Pledgor therefrom shall in any event be effective unless the same shall be permitted by subsection (b) below, and then such waiver and consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on any Pledgor in any case shall entitle such Pledgor to any other or further notice in similar or other circumstances.

(b)                                 Neither this Pledge Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Pledgors with respect to which such waiver, amendment or modification relates and the Administrative Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

20.  Severability.  Any provision of this Pledge Agreement held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

21.  Notices.  All notices, requests and other communications to the Pledgors or Administrative Agent hereunder shall be delivered in the manner required by the Credit Agreement and shall be sufficiently given to Administrative Agent or any Pledgor if addressed or delivered to them at, in the case of the Administrative Agent and Borrower, its addresses and telecopier numbers specified in the Credit Agreement and in the case of any other Pledgor, at their respective addresses and telecopier numbers provided in the Subsidiary Guaranty Agreement.  All such notices and communications shall be deemed to have been duly given at the times set forth in the Credit Agreement.

22.  Counterparts; Integration.  This Pledge Agreement may be executed by one or more of the parties to this Pledge Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Pledge Agreement constitutes the entire agreement among the parties hereto regarding the subject matters hereof and supersedes all prior agreements and understandings, oral or written, regarding such subject matter.

23.  Governing Law; Jurisdiction; Consent to Service of Process.

(a)                                  This Pledge Agreement shall be construed in accordance with and be governed by the law of the State of New York.

(b)                                 Each party to this Pledge Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the United States courts located within the Southern district in the State of New York, and of any state court of the State of New York located in New York county and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Pledge Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the extent permitted by applicable law, such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Pledge Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Pledge Agreement against any Pledgor or its properties in the courts of any jurisdiction.

(c)                                  Each party to this Pledge Agreement irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of this Section and brought in any court referred to in paragraph (b) of this Section.  Each party hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                                 Each party to this Pledge Agreement irrevocably consents to the service of process in the manner provided for notices in Section 10.1 of the Credit Agreement.  Nothing in this Pledge Agreement will affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law.

24.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS PLEDGE AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

25.  Benefit of Secured Parties.  All Liens granted or contemplated hereby shall be for the benefit of the Secured Parties, and all proceeds or payments realized from Pledged Collateral in accordance herewith shall be applied to the Secured Obligations in accordance with Section 8.2 of the Credit Agreement.

26.  Termination of this Pledge Agreement.  No termination or cancellation (regardless of cause or procedure) of the Credit Agreement shall in any way affect or impair the powers, obligations, duties, rights and liabilities of the parties hereto in any way with respect to (i) any transaction or event occurring prior to such termination or cancellation, (ii) the Pledged Collateral, or (iii) any Pledgor’s undertakings, agreements, covenants, warranties and representations contained in this Pledge Agreement and all such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation until the payment and performance, in full, of all Secured Obligations of the Pledgors and the termination of all commitments to lend or issue letters of credit under the Credit Agreement.  Subject to Section 17  hereof, this Pledge Agreement and the security interests granted hereunder shall terminate when all of the Secured Obligations (other than those Secured Obligations relating to the Hedging Obligations) have been paid in full in cash and the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement.  Upon such termination, Administrative Agent shall return all Pledged Collateral in its possession to the respective Pledgors and will, at the sole cost and expense of the Pledgors, execute such documents, without recourse or warranty, as Pledgors deem reasonably necessary to release any interests held by Administrative Agent or the Secured Parties in the Pledged Collateral.

27.  Additional Pledged Collateral.  In the event that the any Pledgor is required, under the terms of any Loan Document or otherwise, to pledge and hypothecate any Collateral after the Closing Date, such Pledgor shall pledge and hypothecate such Collateral, and be bound with respect to such Collateral by all of the terms and conditions hereof, by delivery to the Administrative Agent of an executed counterpart of a Supplement to Subsidiary Pledge Agreement in the form of Exhibit A attached hereto.

28.  Additional Pledgors.  Pursuant to Section 5.10 of the Credit Agreement, each Subsidiary that that is required to become a Subsidiary Loan Party after the date of the Credit Agreement is required to enter into this Agreement as a Pledgor upon becoming such a Subsidiary Loan Party.  Upon execution and delivery after the date hereof by the Administrative Agent and such Subsidiary of an instrument in the form of Exhibit B, such Subsidiary shall become a Pledgor hereunder with the same force and effect as if originally named as a Pledgor herein.  The execution and delivery of any instrument adding an additional Pledgor as a party to this Pledge Agreement shall not require the consent of any other Pledgor hereunder.  The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Pledge Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Pledgor has caused this Pledge Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

AAI SERVICES CORPORATION

By:	/s/
Name:
Title:

AAI/ACL TECHNOLOGIES, INC.

By:	/s/
Name:
Title:

AAI CORPORATION

By:	/s/
Name:
Title:

[SIGNATURE PAGE TO PLEDGE AGREEMENT]

Acknowledged and Agreed to:

SUNTRUST BANK,
as Administrative Agent

By:	/s/
Name:
Title: